                                                                    EXHIBIT 20.2

                            SUPPLEMENTAL INFORMATION

The following schedules are provided as supplemental information to assist investors in their analysis of the financial data released today by the Corporation.

ESTIMATED IMPACT OF TOPS IMPLEMENTATION

In the following schedule, management estimated the financial impact of the implementation of the Thomas & Betts Order Processing Systems (TOPS) by business segment. These amounts are estimates only and are based solely on the judgment of management.

The impact of delayed shipments was estimated from backlog increases. The estimated foregone margin on delayed sales is based upon the product mix contained in the backlog increase. The impact of lost orders was estimated based on canceled orders and customer feedback. The foregone margin related to the delayed sales was assumed to be approximately the average of the particular segment.

Incremental costs include higher freight, distribution and labor expense. The estimated impact of incremental costs was based on the difference between historical and current or projected freight and distribution costs arising from use of air freight compared with ground transportation and additional personnel committed to expediting shipments. Incremental labor was estimated on the basis of actual increases in headcount at the Corporation's distribution centers, plants and corporate headquarters to help ease customer-related inconvenience.

Management used its best judgment in preparing these estimates, but investors are cautioned that changes in the Corporation's business or operating environments could cause actual results to vary materially from results that may be inferred from these estimates.


                                       ESTIMATED                ESTIMATED                ESTIMATED
($ millions)                            Q4 '99                   Q1 '00                    Q2 '00
                                  ---------------------   -------------------      ----------------------
                                   SALES       EBIT        SALES         EBIT        SALES        EBIT
                                  --------   ----------   ---------    ------      ---------    ---------
DELAYED SHIPMENTS
   Electrical                     $ (15.0)   $   (6.0)     $ 11.0       $  4.4      $  4.0      $  1.6
   Electronic OEM                    (4.0)       (1.6)        4.0          1.6         -           -
   Communications                    (1.2)       (0.4)        1.2          0.4         -           -
   All other                          -           -           -            -           -           -
                                  --------   ----------   ---------    --------    ---------    ---------
            Total                 $ (20.2)    $  (8.0)     $ 16.2       $  6.4      $  4.0      $  1.6
LOST ORDERS
   Electrical                     $ (18.0)    $  (7.5)     $ (4.0)      $ (1.7)     $ (2.0)     $ (0.8)
   Electronic OEM                    (2.0)       (0.8)       (2.0)        (0.8)        -           -
   Communications                     -           -           -            -           -           -
   All other                         (4.1)       (1.2)        -            -           -           -
                                  --------   ----------   ---------    --------    ---------    ---------
            Total                 $ (24.1)    $  (9.5)    $  (6.0)      $ (2.5)     $ (2.0)     $ (0.8)
INCREMENTAL COSTS
   Electrical                     $  (1.8)    $ (13.6)    $  (1.4)      $ (2.4)     $ (0.5)     $ (0.8)
   Electronic OEM                    (1.0)       (3.5)       (0.3)        (0.5)        -           -
   Communications                     -          (0.5)        -            -           -           -
   Related to all other sales        (0.1)       (0.4)       (0.2)        (0.3)        -           -
                                  --------   ----------   ---------    --------    ---------    ---------
            Total                 $  (2.9)    $ (18.0)    $  (1.9)      $ (3.2)     $ (0.5)     $ (0.8)
                                  --------   ----------   ---------    --------    ---------    ---------
      TOPS  TOTAL                 $ (47.2)    $ (35.5)    $   8.3       $  0.7      $  1.5         -
                                  --------   ----------   ---------    --------    ---------    ---------
                                  --------   ----------   ---------    --------    ---------    ---------


                                                                    EXHIBIT 20.2

                            SUPPLEMENTAL INFORMATION


1999 ACCOUNTING ADJUSTMENTS & SPECIAL ITEMS

The following schedule summarizes the attribution of income statement and balance sheet adjustments by major category to the Corporation's business segments. Further discussion of the events and issues giving rise to these adjustments can be found in the Corporation's press release dated February 15, 2000, and in the Corporation's 1999 third quarter Report on Form 10-Q, as amended by Form 10-Q/A.


     ($ millions)                                 THRU Q3                    Q4
                                            ---------------------    -------------------
                                             SALES        EBIT       SALES        EBIT
                                            ---------   ---------    --------  ---------
     PRETAX ITEMS
        - Acquisition assimilation
             Electrical                      $ (1.0)    $ (1.0)        -           -
             Electronic OEM                    (1.2)      (8.2)        -        $ (6.9)
             Communications                    (0.3)      (0.3)     $ (1.0)       (1.0)
             Related to all other sales         -          -           -           -
                                            ---------   ---------    --------  ---------
                               Subtotal        (2.5)      (9.5)       (1.0)       (7.9)
        - Relocation of facilities
             Electrical                        (0.3)      (0.8)        -          (2.9)
             Electronic OEM                     -         (4.7)        -           1.7
             Communications                     -         (3.7)        -          (2.4)
             Related to all other sales         -         (3.8)        -           -
                                            ---------   ---------    --------  ---------
                                Subtotal       (0.3)     (13.0)        -          (3.6)
        - New systems' impacts
             Electrical                         -         (0.5)        -           3.7
             Electronic OEM                    (4.2)      (6.9)        -          (4.9)
             Communications                    (5.6)      (3.9)       (1.0)       (0.5)
             Related to all other sales         -          -           -           -
                                            ---------   ---------    --------  ---------
                                Subtotal       (9.8)     (11.3)       (1.0)       (1.7)
        - Promotional costs
             Electrical                       (11.9)     (11.9)        -           -
             Electronic OEM                     -          -           -           -
             Communications                     -          -           -           -
             Related to all other sales         -          -           -           -
                                            ---------   ---------    --------  ---------
                                Subtotal      (11.9)     (11.9)        -           -
        - Accounting/estimating changes
             Electrical                        (2.1)      (7.6)        0.9         4.0
             Electronic OEM                    (0.5)      (4.5)       (6.4)       (4.3)
             Communications                    (0.6)      (3.0)        3.6         4.3
             Related to all other sales         -         (0.6)        1.1         1.9
                                            ---------   ---------    --------  ---------
                                Subtotal       (3.2)     (15.7)       (0.8)        5.9
        - M&A activity
             Electrical                         -         11.0         -          (1.4)
             Electronic OEM                     -          -           -           -
             Communications                     -         (2.1)        -           -
             Related to all other sales         -          -           -           -
                                            ---------   ---------    --------  ---------
                                Subtotal        -          8.9         -          (1.4)
                                                        ---------              ---------
                   Total pretax impact       $ (27.7)    (52.5)     $ (2.8)       (8.7)
                                            =========               =========
     TAX PROVISION
       On above items                                   $ 17.5                  $  2.7
       Tax refunds/reserve changes                        30.7                      -
                                                        ---------              ---------
       After-tax impact                                 $ (4.3)                 $ (6.0)
                                                        ---------              ---------
       Diluted EPS impact                               $ (0.07)                $ (0.10)
       Diluted number shares (millions)                   58.0                    58.0

                                                                    EXHIBIT 20.2

                            SUPPLEMENTAL INFORMATION

1998 COST-REDUCTION PROGRAM INCREMENTAL NET SAVINGS IN 2000

Listed below are estimated incremental savings in 2000 associated with specific projects from the Corporation's Cost-Reduction Program initiated in July 1998. The schedule compares the Corporation's current 2000 incremental savings estimates with estimates for each project made at the commencement of the program in 1998. In total, management now expects projects from the 1998 Cost-Reduction Program to yield $30.5 million in incremental savings in 2000, compared with a projection of $40.6 million in savings at the time the program was announced in October 1998. These savings are incremental to the $27.3 million savings realized in 1999 from the program. Further discussion of the 1998 Cost-Reduction Program can be found in the Corporation's 1998 Report on Form 10-K, as amended by Form 10-K/A, and subsequent reports on Form 10-Q.

Both 1998 and 2000 estimates were based solely on the judgment of management who used its best judgement in preparing these estimates. Investors are cautioned that changes in the Corporation's business or operating environment could cause actual results to vary materially from results that may be inferred from these estimates.

                                                    Incremental Savings
                                                          in 2000
                                                       ($ millions)
                                                 --------------------------
                                   Number         Original       Current
                                 Positions        Estimate       Estimate
          Project                 Affected       (Oct. '98)     (Feb. '00)                Explanation
-----------------------------    -----------     -----------    -----------    ----------------------------------
1.  Hackettstown                      334           $ 6.8          $ 5.2       Project timeframe extended
2.  Vidalia                           213             6.4            2.5       Scope reduced, timeframe extended
3.  Lugano                            319             6.2            3.7       Customer approval delays
4.  Bainbridge                        198             3.8            0.8       Scope reduced
5.  Tulsa                             145             2.0            1.2
6.  Garwood                           144             1.6            1.7
7.  Athens                            154             1.3            1.0
8   Amersham                          141             1.3            2.3
9.  37 other projects               1,856            11.3           12.1
                                 -----------     -----------    -----------
        Total                       3,504          $ 40.6          $30.5
                                 ===========     ===========    ===========

SEGMENT
 Electrical                                        $ 27.3         $ 15.3
 Electronics OEM                                      5.9            9.6
 Communications                                       1.6            2.4
 Related to all other sales                           5.8            3.2
                                                 -----------    -----------
      Total                                        $ 40.6         $ 30.5
                                                 ===========    ===========


The following items constitute supplemental cash flow information and incremental impacts of businesses divested during 1999.


                                                                      PERIOD ENDED JANUARY 2, 2000
                                                                 -----------------------------------
($ millions)                                                      THREE MONTHS        TWELVE MONTHS
                                                                 --------------      ---------------
Depreciation & amortization                                         $  22.0             $  98.0
Capital expenditures                                                   34.8               133.1
Dividends paid                                                         16.2                64.8
Contribution in 1999 of divested amplifier businesses:
             Sales                                                      -                  56.2
             Earnings/(loss)                                          (1.3)               (8.6)













February 15, 2000